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                                                                      Exhibit 21

                                 VF CORPORATION
                        SUBSIDIARIES OF THE CORPORATION

Following is a listing of the significant subsidiaries of the Corporation, all of which are wholly owned:

                      Name                                                  Jurisdiction of Organization
---------------------------------------                               ---------------------------------------

Bassett-Walker Apparel Corp.                                          Delaware

H.H. Cutler Company                                                   Michigan

Healthtex, Inc.                                                       Delaware

Healthtex Apparel Corp.                                               Delaware

JanSport, Inc.                                                        Delaware

JanSport Apparel Corp.                                                Delaware

Jantzen Inc.                                                          Nevada

Jantzen Apparel Corp.                                                 Delaware

The H. D. Lee Company, Inc.                                           Delaware

Les Dessous Boutique Diffusion S.A.                                   France

Red Kap Industries, Inc.                                              Delaware

Red Kap Apparel Corp.                                                 Delaware

VF Europe N.V.                                                        Belgium

VF Factory Outlet, Inc.                                               Delaware

VF Diffusion, S.A.R.L.                                                France

VF Germany Textil-Handels GmbH                                        Germany

VF Jeanswear, Inc.                                                    Alabama

VF Knitwear, Inc.                                                     Virginia

VF Knitwear Industries, Inc.                                          Delaware

VF Lingerie S.A.                                                      France

VF Northern Europe Ltd.                                               United Kingdom

VF Polska Sp. zo.o.                                                   Poland

Vanity Fair, Inc.                                                     Delaware

Vanity Fair Intimates, Inc.                                           Alabama

Vives Vidal, Vivesa, S.A.                                             Spain

Wrangler Apparel Corp.                                                Delaware

Wrangler Clothing Corp.                                               Delaware

Wrangler Italia, S.r.l.                                               Italy

Wrangler Scandinavia (Apparel) A/S                                    Denmark

Excludes subsidiaries which, if considered as a single subsidiary or after taking into account the elimination of intercompany accounts, would not constitute a significant subsidiary at January 3, 1998.